UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Information

Although the Company originally planned to make Series B Preferred shares available to shareholders, the overwhelming consensus has been that we discontinue the offering and eliminate all existing shares of Series B Preferred in order for the Company to capture 100% of the revenue from each harvest. The Company will commence with this process immediately.

In the short term, this may result in a lump sum debt on the books, but as the Company has made clear on several occasions, we plan to operate as close to debt free as possible going forward and over the long term. With that in mind, the Company will pay off this debt as soon as possible ensuring no disruption to daily operations in the process.

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SIGNATURE

Sunset Island Group

Dated: September 26, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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